 As filed with the Securities and Exchange Commission on March 13, 2009
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

DATA DOMAIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3412175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2421 Mission College Blvd.
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan
 (Full titles of the plans)

Frank Slootman

President and Chief Executive Officer

Data Domain, Inc.

2421 Mission College Blvd.

Santa Clara, CA  95054

(408) 980-4800
(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Dennis R. DeBroeck, Esq.

Scott J. Leichtner, Esq.

Fenwick & West LLP

801 California St.

Mountain View, CA 94041

(650) 988-8500

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

           Large accelerated filer                                                                                          Accelerated filer                                ☑

           Non-accelerated filer                                                                                           Smaller reporting company                                           
           (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value:
To be issued under the 2007 Equity Incentive Plan	3,008,448(3)	12.96	38,989,486.08	$1,532.29
To be issued under the 2007 Employee Stock Purchase Plan	601,689(4)	12.96	7,797,889.44	$306.46
Total	3,610,137	n/a	46,787,375.52	$1,838.75

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Data Domain, Inc. common stock reported on the NASDAQ Global Select Market on March 12, 2009.

(3)
Represents shares of common stock reserved for issuance pursuant to stock options, restricted shares, stock appreciation rights and stock units that may be granted under the 2007 Equity Incentive Plan.  These shares were reserved pursuant to the “evergreen” provision of the 2007 Equity Incentive Plan under which the number of shares reserved for issuance under the 2007 Equity Incentive Plan will be increased automatically on January 1 of each year for five years by a number equal to the lesser of (i) 5% of the shares of common stock outstanding at that time, (ii) 5,000,000 shares of common stock or (iii) the number of shares determined by our board of directors.  The number of shares listed in the table is equal to 5% of the Registrant’s outstanding common stock as of January 1, 2009.

(4)
Represents shares of common stock reserved for issuance under the 2007 Employee Stock Purchase Plan.  These shares were reserved pursuant to the “evergreen” provision of the 2007 Employee Stock Purchase Plan under which the number of shares reserved for issuance under the 2007 Employee Stock Purchase Plan will be increased automatically on January 1 of each year by a number equal to the lesser of (i) 1% of the shares of common stock outstanding at that time and (ii) 750,000 shares of common stock.  The number of shares listed in the table is equal to 1% of the Registrant’s outstanding common stock as of January 1, 2009.

EXPLANATORY NOTE

           This registration statement on Form S-8 registers 3,008,448 additional shares of common stock automatically reserved for issuance under the Registrant’s 2007 Equity Incentive Plan and 601,689 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2007 Employee Stock Purchase Plan, in each case pursuant to the terms of such plans.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SHARES

           This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on August 13, 2007 (Registration No. 333-145401), June 27, 2007 (Registration No. 333-144077) and February 29, 2008 (Registration No. 333-149483).

ITEM 8.                                    EXHIBITS

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.1	Restated Certificate of Incorporation	S-1/A	333-141716	5-15-07	3.2
4.2	Amended and Restated Bylaws	S-1/A	333-141716	5-15-07	3.4
4.3	Form of common stock certificate	S-1/A	333-141716	6-8-07	4.2
4.4	2007 Equity Incentive Plan	S-1/A	333-141716	6-5-07	10.7
4.5	2007 Employee Stock Purchase Plan	S-1/A	333-141716	5-15-07	10.8
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (See page II-3)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 13th day of March, 2009.

DATA DOMAIN, INC.

By:     /s/ Frank Slootman
Frank Slootman
           President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

           That the undersigned officers and directors of Data Domain, Inc., a Delaware corporation, do hereby constitute and appoint Frank Slootman and Michael P. Scarpelli, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

           IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank Slootman Frank Slootman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2009
/s/ Michael P. Scarpelli Michael P. Scarpelli	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2009
/s/ Ronald D. Bernal Ronald D. Bernal	Director	March 13, 2009
/s/ Aneel Bhusri Aneel Bhusri	Chairman of the Board of Directors	March 13, 2009

Signature	Title	Date
/s/ Ronald E.F. Codd Ronald E.F. Codd	Director	March 13, 2009
/s/ Reed E. Hundt Reed E. Hundt	Director	March 13, 2009
/s/ Kai Li Kai Li	Director	March 13, 2009
/s/ Jeffrey A. Miller Jeffrey A. Miller	Director	March 13, 2009
/s/ Scott D. Sandell Scott D. Sandell	Director	March 13, 2009

EXHIBIT INDEX

		Incorporated By Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.1	Restated Certificate of Incorporation	S-1/A	333-141716	5-15-07	3.2
4.2	Amended and Restated Bylaws	S-1/A	333-141716	5-15-07	3.4
4.3	Form of common stock certificate	S-1/A	333-141716	6-8-07	4.2
4.4	2007 Equity Incentive Plan	S-1/A	333-141716	6-5-07	10.7
4.5	2007 Employee Stock Purchase Plan	S-1/A	333-141716	5-15-07	10.8
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (See page II-3)					X